                                                                   Exhibit 10.27

================================================================================

                                ESCROW AGREEMENT

                                      among

                      VIRGINIA ELECTRIC AND POWER COMPANY,
                               ("Virginia Power")

                         LSP ENERGY LIMITED PARTNERSHIP,
                                 ("Partnership")

                                       AND

                            THE CHASE MANHATTAN BANK,
                                ("Escrow Agent")

                           DATED AS OF AUGUST 17, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I. ESCROW ACCOUNT......................................................2
    Section 1.1   Initial Deposit of Escrow Amount.............................2
    Section 1.2   Investment of Escrow Amount..................................2
    Section 1.3   Release of Escrow Amount.....................................3
    Section 1.4   Payment of Amounts in Reimbursement of Improper Draws........3
    Section 1.5   Interest on LOC Loans........................................3

ARTICLE II. ESCROW AGENT.......................................................4
    Section 2.1   Duties.......................................................4
    Section 2.2   Duties Uncertain.............................................4
    Section 2.3   Liability....................................................5
    Section 2.4   Legal Counsel................................................5
    Section 2.5   Dispute......................................................5
    Section 2.6   Indemnification..............................................5
    Section 2.7   Survival.....................................................6
    Section 2.8   Resignation..................................................6
    Section 2.9   Expenses.....................................................6

ARTICLE III. MISCELLANEOUS.....................................................6
    Section 3.1   Notices......................................................6
    Section 3.2   Termination..................................................8
    Section 3.3   Governing Law................................................8
    Section 3.4   Consent to Jurisdiction......................................8
    Section 3.5   Waiver of Jury Trial.........................................8
    Section 3.6   Reliance.....................................................9
    Section 3.7   Entire Agreement; Waivers....................................9
    Section 3.8   Amendment or Modification, etc...............................9
    Section 3.9   Headings, etc................................................9
    Section 3.10  Severability.................................................9
    Section 3.11  Counterparts................................................10
    Section 3.12  Successors and Assigns......................................10

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (the "Agreement") is made and entered into as of August 17, 2000, by and among Virginia Electric and Power Company ("Virginia Power"), a Virginia public service corporation, LSP Energy Limited Partnership, a Delaware limited partnership (the "Partnership"), and Chase Manhattan Bank, a New York State chartered bank, in its capacity as escrow agent (the "Escrow Agent").

                                    RECITALS

      A. Virginia Power and the Partnership have entered into that certain Power Purchase Agreement dated May 18, 1998 (as the same has been amended, modified and supplemented from time to time, the "Power Purchase Agreement").

      B. As required by the Power Purchase Agreement, the Partnership caused Credit Suisse First Boston (in such capacity, the "LOC Issuer") to issue two letters of credit (collectively, the "Letters of Credit") to and for the benefit of Virginia Power in an aggregate stated amount of $11,320,000. The Letters of Credit bear Reference Numbers 75-07001497 and 75-06001015 and, in general, were intended to secure, among other things, the Partnership's obligation to reimburse Virginia Power for Incremental Replacement Power Costs (as defined in the Power Purchase Agreement) in the event of the Partnership's failure to achieve the Commercial Operation Date (as defined in the Power Purchase Agreement) by a specified date (which date was to be subject to adjustment under certain circumstances).

      C. On July 21, 2000, Virginia Power, believing itself to be entitled to do so under the Power Purchase Agreement, drew $4,649,743.47 under each Letter of Credit for an aggregate amount of $9,299,486.94. The Partnership's reimbursement obligation with respect to such Letters of Credit converted into a five year amortizing loan ("LOC Loans") provided by the LOC Issuer.

      D. The Partnership believes that the method and amount of such drawings on the Letters of Credit violated the terms and conditions of the Power Purchase Agreement. Virginia Power believes that the method and amount of such drawings on the Letter of Credit complied with the terms and conditions of the Power Purchase Agreement.

      E. In order to resolve their dispute concerning the method and amount of such drawings pending resolution of such dispute, Virginia Power and the Partnership have agreed to enter into this Escrow Agreement whereunder, among other things, Virginia Power will deliver to the Escrow Agent cash in the amount of $9,299,486.94 (as the same may be increased or decreased from time to time due to investment earnings or losses as provided herein, the "Escrow Amount") to be maintained and disbursed by the Escrow Agent as further provided herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I.
                                 ESCROW ACCOUNT

            Section 1.1 Initial Deposit of Escrow Amount.

      On the date hereof, concurrently with the execution and delivery of this Agreement, Virginia Power shall deliver, in cash, to the Escrow Agent, an amount equal to the Escrow Amount, for deposit by the Escrow Agent in an account (the "Escrow Account") to be maintained by and in the name of the Escrow Agent, having Account No. 910-2-758829, ABA Routing No. 021000021 and being referred to as the "Virginia Power and LSP Energy Escrow Account". The Escrow Agent shall maintain the Escrow Account, and all amounts on deposit therein or credited thereto, only as provided herein and shall have no other rights or obligations with respect to the Escrow Account.

            Section 1.2 Investment of Escrow Amount.

            (a) During the term of this Agreement, the Escrow Agent shall invest the Escrow Amount, at the direction of the Partnership, in (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000; (iii) commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 and commercial paper of any domestic corporation rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's;
(iv) Chase Trust Deposit Account, which account the Escrow Amount is to be invested unless otherwise instructed in writing by the Partnership, and (iv) money market funds having a rating in the highest investment category granted thereby by a rating agency at the time of acquisition, including any fund for which the Escrow Agent or an affiliate of the Escrow Agent serves as an investment advisor, administrator, shareholder, servicing agent, custodian or subcustodian, notwithstanding that (a) Escrow Agent or an affiliate of the Escrow Agent charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm's length) and (b) the Escrow Agent charges and collects fees and expenses for services rendered pursuant to this Escrow Agreement, unless otherwise jointly instructed in writing by the Partnership and Virginia Power. Each of the securities described in clauses (i), (ii) and (iii) above shall have maturities not to exceed thirty (30) days.

            (b) Interest and other earnings derived from the investments made in accordance with Section 1.2.(a) hereof shall be added to the Escrow Amount and shall become a part thereof subject to the terms hereof. The allocation of any such interest and earnings to the Partnership and/or Virginia Power pursuant to a Judgement or the Instructions, as applicable, shall be in lieu of any default interest owed to the other party as a result of the dispute described herein, whether at law or pursuant to the Power Purchase Agreement, for the period from the date of the draw on the Letters of Credit and until the date of the termination of the Agreement.


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

            (c) At least on a monthly basis, the Escrow Agent shall provide the Partnership and Virginia Power with a statement regarding the following: (i) the Escrow Amount at such time, and (ii) all interest accrued and any other earnings added to the Escrow Amount since the previous statement issued pursuant to this
Section 1.2(c). In addition, the Escrow Agent shall provide to the Partnership and Virginia Power with any other customary information as they may reasonably request.

            Section 1.3 Release of Escrow Amount.

      The Escrow Agent shall hold the Escrow Amount in escrow pursuant to this Agreement until such time as any one of the following shall have occurred:

            (a) the Escrow Agent shall have received a copy of a judgement issued by a court of competent jurisdiction (the "Judgment") stating (i) to whom the Escrow Amount is to be delivered in whole or in part, (ii) the manner and all pertinent instructions pursuant to which the Escrow Amount is to be delivered and (iii) when the Escrow Amount is to be delivered. Upon receipt of such Judgment, the Escrow Agent shall deliver the Escrow Amount as directed in the Judgment; or

            (b) the Escrow Agent shall have received written instructions executed by both the Partnership and Virginia Power (the "Instructions") stating
(i) to whom the Escrow Amount is to be delivered in whole or in part, (ii) the manner and all pertinent instructions pursuant to which the Escrow Amount is to be delivered and (iii) when the Escrow Amount is to be delivered. Upon receipt of a writing that the Escrow Agent reasonably believes to constitute such Instructions, the Escrow Agent shall deliver the Escrow Amount as directed by the Instructions.

            Section 1.4 Payment of Amounts in Reimbursement of Improper Draws.

      Notwithstanding anything herein to the contrary, in the event any Judgment or Instruction directs that all or part of the Escrow Amount is to be disbursed to or for the benefit of the Partnership, the Escrow Agent shall disburse such amount directly to the LOC Issuer in reimbursement of amounts drawn on the Letters of Credit, unless either (i) to disburse the funds as such would violate the terms of any such Judgment in the reasonable judgment of the Escrow Agent or
(ii) the Escrow Agent shall have received written notice from the Partnership certifying that no amounts remain unreimbursed by the Partnership to the LOC Issuer in respect of the Letters of Credit.

            Section 1.5 Interest on LOC Loans.

            (a) Subject to Section 1.5(b) below, on or before the fifth (5th) day of each Month beginning in September 2000 and until termination of this Agreement in accordance with its terms, the Partnership shall submit an invoice to Virginia Power which sets forth one-half of the Partnership's interest obligation with respect to the LOC Loans for such Month (the

"Monthly Interest Amount"). On or before the twentieth (20th) Day of such Month, Virginia Power shall remit to the Partnership's Revenue Account # 220776 the Monthly Interest Amount.

            (b) On or before August 31, 2000, Virginia Power shall remit to the Partnership's Revenue Account # 220776 $88,059.28, which amount represents the Partnership's interest obligation with respect to the LOC Loans from the date of the Virginia Power draw until and including August 31, 2000.

            (c) Upon the termination of this Agreement, Virginia Power and the Partnership shall allocate between themselves responsibility for the Partnership's interest obligation with respect to the LOC Loans for the period September 2000 through termination of this Agreement (the "LOC Interest Period") in the same proportion as the Escrow Amount is distributed to the parties pursuant to Section 1.3 of this Agreement (the "LOC Interest Allocation"). Virginia Power and the Partnership shall then reconcile the LOC Interest Allocation with the interest payments actually made by the parties on account of the LOC Loans during the LOC Interest Period and determine the amount, if any, owed by one party to the other in order to make the interest actually paid by each of Virginia Power and the Partnership equivalent to the amount owed by such party under the LOC Interest Allocation. The amount so owed shall then be paid by the party owing said amount to the other party. The LOC Interest Allocation, the reconciliation and payment described in this subsection shall be completed as soon as practicable following the termination of this Agreement and in all events no later than thirty (30) calendar days following the termination of this Agreement. All payments owed to the Partnership pursuant to this subsection shall be made to the Partnership's Revenue Account # 220776.

            (d) The Escrow Agent shall have no duties, responsibilities or obligations of any nature whatsoever with respect to the provisions of this
Section 1.5.

                                  ARTICLE II.
                                  ESCROW AGENT

            Section 2.1 Duties.

      The Escrow Agent shall have no duties or responsibilities, including, without limitation, a duty to review or interpret the Power Purchase Agreement, except those expressly set forth herein. Except for this Agreement, the Escrow Agent, in its capacity as such, is not a party to, or bound by, any agreements that may be required under, evidenced by, or arise out of the Power Purchase Agreement.

            Section 2.2 Duties Uncertain.

      If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to the Escrow Amount, which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by the Partnership or Virginia Power or by order of a court of competent jurisdiction. The Escrow Agent shall be


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

protected in acting upon any notice, request, waiver, consent, receipt or other document reasonably believed by the Escrow Agent to be signed by the proper party or parties.

            Section 2.3 Liability.

      The Escrow Agent shall not be liable for any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct, and the Escrow Agent shall have no duties to anyone except the Partnership and Virginia Power and their respective successors and permitted assigns.

            Section 2.4 Legal Counsel.

      The Escrow Agent may consult legal counsel in the event of any dispute or question as to the construction of this Agreement, or the Escrow Agent's duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected with respect to any action taken or omitted in good faith in accordance with the opinion and instructions of counsel.

            Section 2.5 Dispute.

      In the event of any disagreement between the undersigned or any of them, and/or any other person, resulting in adverse claims and demands being made in connection with or for the Escrow Amount, the Escrow Agent shall be entitled at its option to refuse to comply with any such claim or demand, so long as such disagreement shall continue, and in so doing the Escrow Agent shall not be or become liable for damages or interest to the undersigned or any of them or to any person named herein for its failure or refusal to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue so to refrain and refuse so to act until all differences shall have been resolved by agreement and the Escrow Agent shall have been notified thereof in writing signed by the Partnership and Virginia Power. In the event of such disagreement which continues for 90 days or more, the Escrow Agent in its discretion may, but shall be under no obligation to, file a suit in interpleader for the purpose of having the respective rights of the claimants adjudicated and may deposit with the court all documents and property held hereunder. Each of the Partnership and Virginia Power agree to each pay 50% of all reasonable out-of-pocket costs and expenses incurred by the Escrow Agent in such action, including reasonable attorney's fees and disbursements.

            Section 2.6 Indemnification.

      The Escrow Agent is hereby indemnified by the Partnership and Virginia Power from all losses, costs and expenses of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, unless such losses, costs or expenses shall have been caused by the Escrow Agent's willful misconduct or gross negligence. Such indemnification shall survive termination of this Agreement until extinguished by any applicable statute of limitations. In the event that either the Partnership or Virginia Power fully indemnifies the Escrow Agent, such indemnifying party shall have the right to recover from the non-indemnifying party 50% of the full amount paid to the Escrow Agent as indemnification. Anything in this agreement to the contrary notwithstanding, in no event shall


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

the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

            Section 2.7 Survival.

      The Escrow Agent, in its capacity as Escrow Agent, does not have any interest in the Escrow Amount deposited hereunder but is serving as escrow holder only and having only possession thereof. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

            Section 2.8 Resignation.

      The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by giving written notice of its resignation to the parties hereto at least 30 days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, the Escrow Amount shall be delivered by it to such successor Escrow Agent or as otherwise shall be instructed in writing by the Partnership and Virginia Power, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. If at that time the Escrow Agent has not received such instruction, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Amount until receipt of a designation of successor Escrow Agent or joint written instruction as to disposition of the Escrow Amount by the Partnership and Virginia Power or a final order of a court of competent jurisdiction mandating disposition of the Escrow Amount.

            Section 2.9 Expenses.

      The Escrow Agent hereby accepts its appointment and agrees to act as escrow agent under the terms and conditions of this Agreement and acknowledges receipt of the Escrow Amount. Each of the Partnership and Virginia Power further agree to jointly and severally reimburse the Escrow Agent for 50% of all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Escrow Agent in the performance of its duties hereunder (including reasonable fees, and out-of-pocket expenses and disbursements, of its counsel). The Escrow's Agent's fees are set forth on Schedule I attached hereto.

                                  ARTICLE III.
                                  MISCELLANEOUS

            Section 3.1 Notices.

      Any notices or other communications required or permitted hereunder shall be effective if in writing and delivered personally or sent by overnight courier, addressed as follows:

            If to the Partnership, at:

            LSP ENERGY LIMITED PARTNERSHIP
            c/o LS Power Management, LLC


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

            Two Tower Center, 20th Floor
            East Brunswick, NJ 08816
            Attention: Treasurer
            Telephone: (732) 249-6750
            Facsimile: (732) 249-7290

            And

            LSP ENERGY LIMITED PARTNERSHIP

            c/o LS Power Management, LLC
            Two Tower Center, 20th Floor
            East Brunswick, NJ 08816
            Attention: General Counsel
            Telephone: (732) 249-6750
            Facsimile: (732) 249-7290

            If to Virginia Power, at:

            VIRGINIA ELECTRIC AND POWER COMPANY
            5000 Dominion Boulevard
            Glen Allen, VA 23060
            Attention: Richard Thatcher
            Telephone: (804) 273-4410
            Facsimile: (804) 273-4501

            If to the Escrow Agent, at:

            The Chase Manhattan Bank
            450 West 33rd St
            New York, NY 10001
            Attention: Audrey Mohan
            Telecopy: (212)-946-3751
            Facsimile: (212)-946-8156

      Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) one Business Day after being delivered, if delivered by telecopier with confirmation of good transmission, (c) one Business Day after being sent by overnight courier, if sent by overnight courier, (d) two Business Days after being sent by Federal Express or United Parcel Service, if sent by Federal Express or United Parcel Service, or (e) three Business Days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.


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

            Section 3.2 Termination.

      This Agreement shall automatically terminate upon the final distribution of the Escrow Amount in accordance with the terms hereof, provided that the provisions of Sections 2.6, 2.7 and 2.9 shall survive the termination of this Agreement.

            Section 3.3 Governing Law.

      This Agreement shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law.

            Section 3.4 Consent to Jurisdiction.

      Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof may be brought and maintained in the federal district court in the Southern District of New York. Each of the parties hereby by execution hereof (i) hereby irrevocably submits to the non-exclusive jurisdiction of such court in New York, New York, for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named court, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in the above-named court should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than the above-named court, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than the above-named court, or that this Agreement or the subject matter hereof may not be enforced in or by the above-named court. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 3.1 hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 3.1 hereof does not constitute good and sufficient service of process. The provisions of this Section 3.4 shall not restrict the ability of any party to enforce in any court any judgment obtained in the federal district court in the Southern District of New York.

            Section 3.5 Waiver of Jury Trial.

      To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in any respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in


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

contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section 3.5 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

            Section 3.6 Reliance.

      Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

            Section 3.7 Entire Agreement; Waivers.

      This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement (a) shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar), (b) shall constitute a continuing waiver unless otherwise expressly provided therein or (c) shall be effective unless in writing and executed by each party hereto.

            Section 3.8 Amendment or Modification, etc.

      The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by all of the parties hereto. Any written amendment, modification or waiver executed by all of the parties hereto shall be binding upon all such parties and their respective successors and assigns.

            Section 3.9 Headings, etc.

      Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the parties, and no rule of strict construction shall be applied against any party.

            Section 3.10 Severability.

      In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted by applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.


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

            Section 3.11 Counterparts.

      This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement or to any amendments, waivers, consents or supplements hereof by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

            Section 3.12 Successors and Assigns.

      All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns (each of which shall be deemed to be a party hereto for all purposes hereof). The Partnership and Virginia Power may not assign its obligations hereunder without the prior written consent of the non-assigning party. Except as expressly provided herein, this Agreement shall not confer any right or remedy upon any person other than the parties and their respective transferees, successors and assigns; provided, however, that the rights and obligations of the Partnership under this Agreement shall be subject to the rights of The Bank Of New York in its capacity as collateral agent under the Second Amended and Restated Security Agreement dated as of May 21, 1999 between the Partnership and The Bank of New York.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        VIRGINIA ELECTRIC AND POWER COMPANY,
                                        as Virginia Power

                                        By: /s/ R.T. THATCHER
                                           ------------------------------------
                                        Name: R.T. Thatcher
                                        Title: Vice President


                                        LSP ENERGY LIMITED PARTNERSHIP,
                                        as the Partnership

                                        By: LSP Energy, Inc., as general partner

                                        By: /s/ MARK BRENNAN
                                           ------------------------------------
                                        Name: Mark Brennan
                                        Title: Treasurer


                                        THE CHASE MANHATTAN BANK,
                                        as the Escrow Agent

                                        By: /s/ SAVERIO A. LUNETTA
                                           ------------------------------------
                                        Name: Saverio A. Lunetta
                                        Title: Vice President


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

                                   SCHEDULE 1

Option 1:

15 basis points of the highest value of collateral held on deposit per annum or any part thereof without proration for partial years, subject to a minimum of $7,500.

$75 per investment (excludes Money Market, Trust Deposit Account or Chase Vista Money Market Fund investments)

Option 2:

Annual Fee: $7,500

Escrow proceeds invested in the Chase Trust Deposit account (30 day LIBOR less 50 bps).

Above options include initial legal review and set-up of appropriate accounts.


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